EXHIBIT 99

Glen Rose Petroleum Corporation Receives Notice of NASDAQ Listing Standard Deficiency and Changes Auditor

DALLAS, Sept. 25, 2008 (GLOBE NEWSWIRE) -- Glen Rose Petroleum Corporation (Nasdaq:GLRP), Dallas, Texas, reports that NASDAQ informed it in a letter dated September 22, 2008, that it was in violation of NASDAQ Marketplace Rule 4310(c)(4) in that the closing bid price for our common stock was below $1.00 for 30 consecutive days. The NASDAQ letter stated that Glen Rose Petroleum Corporation will have 180 calendar days (until March 23, 2009) to regain compliance with Rule 4310(c)(4) by demonstrating a closing bid price of $1.00 or more for at least ten and up to twenty consecutive business days.

The NASDAQ letter further stated that if Glen Rose Petroleum Corporation cannot demonstrate compliance with Rule 4310(c)(4) by March 23, 2009, the NASDAQ Staff will determine whether it meets the NASDAQ Capital Markets initial listing criteria except for the bid price requirement. If the Corporation meets the initial listing criteria, it may be granted an additional 180 day compliance period. If Glen Rose Petroleum Corporation is not eligible for the additional compliance period, NASDAQ staff will provide it with a delisting notice which may be appealed to the NASDAQ Listing Qualifications Panel.

Also, on September 25, 2008, Glen Rose Petroleum Corporation notified Hein & Associates, LLP, Certified Public Accountants, the independent accountant who had been engaged by Glen Rose Petroleum Corporation as the principal accountant to audit its consolidated financial statements for the annual period ending March 31, 2008, that it was terminating its audit relationship effective immediately.

As of September 24, 2008, the Audit Committee of the Corporation's Board of Directors approved the engagement of Jonathon P. Reuben CPA, an Accountancy Corporation, as our new principal independent accountant to audit our consolidated financial statements for the year ending March 31, 2009.

The report of Hein & Associates, LLP on the Corporation's financial statement as of and for the year ended March 31, 2008 did not contain an adverse opinion, or a disclaimer of opinion except as to the Corporation's ability to continue as a going concern. During the period ended March 31, 2008 and the interim period from April 1, 2008 through the date of termination, Glen Rose Petroleum Corporation did not have any disagreements with Hein & Associates, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates, LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

Prior to engaging Jonathon P. Reuben CPA, the Company had not consulted Jonathon P. Reuben CPA regarding the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

The Glen Rose Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5339

Private Securities Litigation Reform Act Safe Harbor Statement: All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as codified in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing and the risks and uncertainties inherent in oil and gas exploration, production, and development, and market conditions, particularly energy prices and demand for oilfield equipment and services. Glen Rose Petroleum Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

CONTACT:  Glen Rose Petroleum Corporation
          Chip Langston, President & CFO
          214-800-2663